Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-186949 on Form S-8 of The Coca-Cola Company, of our report dated June 29, 2015, with respect to the financial statements and supplemental schedule of the Western Container Corporation Retirement Savings Plan, which report appears in this Annual Report on Form 11-K for the year ended December 31, 2014.

/s/ Long & Associates, LLC

Alpharetta, Georgia

June 29, 2015